UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12

ECOTALITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Montgomery Street

Suite 2525

San Francisco, CA 94104

Notice of Annual Meeting

of Common Stockholders to be held

November 28, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of ECOtality, Inc. which will be held at Post Montgomery Center, 120 Kearny Street, Suite 30, San Francisco, CA  94104, on Wednesday, November 28, 2012 at 2:00 p.m. local time.

The Notice of 2012 Annual Meeting of Stockholders and Proxy Statement on the following pages cover the formal business of the meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at this Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting, please complete, sign, date and return the proxy card in the enclosed envelope, or submit your vote via the internet, in order to make sure your shares will be represented at this Annual Meeting. If you decide to attend this Annual Meeting, you may revoke your proxy at any time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in this Proxy Statement.

This meeting will address only those matters outlined in this Proxy Statement, and any other matters appropriately raised at the meeting. To be respectful of your time, we suggest that you participate by carefully reading the enclosed proxy materials and using the enclosed card or the internet to vote your shares. The website for voting online is printed on the enclosed proxy card. Should you wish to attend in person, please notify us so we may arrange for space accordingly.

Your continuing interest in the business of ECOtality, Inc. is gratefully acknowledged.

Sincerely,

/s/ H. RAVI BRAR
H. Ravi Brar
President and Chief Executive Officer

One Montgomery Street

Suite 2525

San Francisco, CA 94104

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

October 18, 2012

The 2012 Annual Meeting of Stockholders of ECOtality, Inc. will be held at Post Montgomery Center, 120 Kearny Street, Suite 30, San Francisco, CA  94104, on Wednesday, November 28, 2012 at 2:00 p.m. local time for the following purposes:

1.	To elect 7 directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the selection of McGladrey & Pullen, LLP as the independent registered public accounting firm to audit ECOtality, Inc.’s financial statements for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on October 4, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. A complete list of such stockholders will be available at our corporate headquarters during normal business hours for a period of no less than ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to vote as soon as possible. You may vote in person at the Annual Meeting, via the internet, or by completing and returning the accompanying proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in this proxy statement. Returning the proxy card will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person.

By order of the Board of Directors

/s/ H. RAVI BRAR
H. Ravi Brar
President and Chief Executive Officer

Table of Contents

Annual Meeting and Proxy Solicitation Information	1
Questions and Answers About the Annual Meeting	1
Proposal 1 – Election of Directors	5
Annual Election of Directors	5
Changes in Composition of the Board of Directors	5
Nominees	5
Information Regarding the Nominees	5
Agreements for Board Representation	7
Involvement in Certain Material Legal Proceedings	7
Board of Directors and Corporate Governance Matters	7
Role of the Board	7
Board Independence	7
Committees of the Board of Directors	8
Audit Committee	8
Compensation Committee	8
Nominating and Corporate Governance Committee	9
Director Qualifications	9
Board Diversity	9
Stockholder Director Recommendation Policy	9
Board Leadership Structure	10
The Board’s Role in Risk Oversight	10
Code of Ethics	10
Section 16(a) Beneficial Ownership Reporting Compliance	10
Communication with the Board of Directors	11
Director Compensation	11
Security Ownership of Certain Beneficial Owners and Management	12
Executive Officers	16
Executive Compensation	17
Summary Compensation Table	17
Employment Agreements with Executive Officers	19
Outstanding Equity Awards at Fiscal Year-End Table	20
2007 Equity Incentive Plan	21
401(k) Plan	22
Liability and Indemnification of Officers and Directors	22
Certain Transactions and Relationships	23
Review and Approval of Related Party Transactions	23
Reportable Related Party Transactions	23
Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm	24
Audit Committee Report	24
Audit Committee Pre-Approval Policy	25
Principal Accountant Fees and Services	25
Expenses of Solicitations	25
Miscellaneous Matters	25
Annual Report	25
Proposals of Stockholders	25
Proxy	27

One Montgomery Street

Suite 2525

San Francisco, CA 94104

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

This Proxy Statement is being provided to stockholders in connection with the solicitation by the Board of Directors (the “Board”) of ECOtality, Inc. (“ECOtality”, the “Company”, “we”, “us”, or “our”), of proxies to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held in San Francisco, CA on November 28, 2012. On or about October 18, 2012, we will begin mailing to our stockholders this Proxy Statement and form of proxy.

The close of business on October 4, 2012 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 23,756,306 shares of common stock outstanding, all of which are entitled to one vote per share at the Annual Meeting. The Company also had 6,329,650 shares of convertible preferred stock outstanding, but not entitled to vote.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to Be Held on November 28, 2012. The Proxy Statement and 2011 Annual Report on Form 10-K are available at www.ecotality.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have delivered these materials to you in connection with the Company’s solicitation of proxies for use at the Annual Meeting.  These materials describe the proposals on which we would like you to vote and also give you information on these proposals so that you can make an informed decision.

What is included in these materials?

•	this Proxy Statement for the Annual Meeting;

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•	the proxy card or voting instruction form for the Annual Meeting.

What is the proxy card?

The proxy card enables you to appoint H. Ravi Brar, our Chief Executive Officer, President and Director, as your representative at the Annual Meeting.  By completing and returning a proxy card, you are authorizing this individual to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card.  This way, your shares will be voted whether or not you attend the Annual Meeting.

What is the difference between holding shares as a stockholder on the Record Date (a “stockholder of record”) and being a “beneficial owner”?

If your shares of common stock are registered directly in your name with the Company’s transfer agent, Corporate Stock Transfer, you are considered the “stockholder of record” of those shares. The Notice of 2012 Annual Meeting of Stockholders, Proxy Statement and proxy card have been sent directly to you by the Company.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, you are considered the “beneficial owner” of such shares held in “street name,” and the Notice of 2012 Annual Meeting of Stockholders, Proxy Statement and proxy card (voting instruction form) were forwarded to you by that institution. The institution holding your account is considered the “stockholder of record” of those shares for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct that institution on how to vote the shares held in your account. While you are invited to attend the Annual Meeting, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a legal proxy from the institution holding your account.

For those of you who are “beneficial owners” and hold your shares in street name, the Company will notify your depository institution of the upcoming Annual Meeting and that institution will issue an omnibus proxy to your brokerage firm, bank, broker-dealer, or other nominee holder of the shares in your account. The omnibus proxy will grant the brokerage firm, bank, broker-dealer, or other nominee holder authority to vote your proxy at the upcoming meeting. You as the “beneficial owner” of the shares of stock to be voted should receive a voting instruction form from your brokerage firm, bank, broker-dealer, or other nominee holder which should be used by you to indicate your voting preferences to that institution. The brokerage firm, bank, broker-dealer, or other nominee holder then casts your vote with the Company after receiving voting instructions from you, the beneficial owner.

Who may vote at the Annual Meeting?

Our only voting stock currently outstanding is our common stock. Only “stockholders of record” and beneficial owners who hold their shares in street name and who have obtained a legal proxy from their brokerage firm, bank, broker-dealer, or other nominee holder as of the close of business on the Record Date will be allowed to vote at the Annual Meeting.

How many votes do I have?

You will have one vote for every share of our common stock you owned on the Record Date.

What will I be voting on?

The following proposals will be considered at the Annual Meeting:

•	Election of directors (Proposal 1);

•	Ratification of the selection of McGladrey & Pullen LLP as our independent auditors for 2012 (Proposal 2); and

•	Any other matters which are properly raised at the meeting.

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting.

How does the Board recommend I vote on the proposals?

The Board recommends you vote:

•	FOR the election of the 7 nominees to the Board; and

•	FOR the ratification of the selection of McGladrey & Pullen LLP as our independent auditors for 2012.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•	In person - we will pass out written ballots at the Annual Meeting to stockholders of record and beneficial owners who hold their shares in street name and who have obtained a legal proxy from their brokerage firm, bank, broker-dealer, or other nominee holder.

•	Via the Internet – you may vote by proxy via the Internet by following the instructions provided on the enclosed proxy card. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO ALSO RETURN YOUR PROXY CARD.

•	By mail - simply complete, sign, date and return the proxy card in the envelope provided so that it is received before the Annual Meeting. The proxy holder will vote your shares in accordance with your instructions on the proxy card. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.

Beneficial Owners. If you are a beneficial owner of shares held in street name, and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the institution that holds your shares. Otherwise, follow the instructions on the voting instruction form as provided by your brokerage firm, bank, broker-dealer, or other nominee holder to indicate your voting preferences to that institution.

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What if I want to change my vote or revoke my proxy?

You can change your vote or revoke your proxy on a proposal at any time before the meeting for any reason. If you are a stockholder of record, you can change your vote or revoke your proxy by:

•	Timely submitting a valid new proxy with a later date by mail; or

•	Timely sending a written notice of revocation bearing a later date, to the Secretary of the Company at ECOtality, Inc., One Montgomery Street, Suite 2525, San Francisco, CA 94104; or

•	Attending the Annual Meeting and voting by ballot in person.

If you are a beneficial owner, you must follow the instructions provided by your brokerage firm, bank, broker-dealer, or other nominee holder of the shares in your account.

What if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you: (i) indicate when voting electronically via the Internet that you wish to vote as recommended by our Board, or (ii) return a signed proxy card but do not indicate how you wish to vote on a particular matter; then your shares will be voted in accordance with the Board's recommendations on all matters presented in this Proxy Statement and as the proxy holder may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in street name and do not provide your brokerage firm, bank, broker-dealer, or other nominee holder with voting instructions, the brokerage firm, bank, broker-dealer, or other nominee holder will determine if it has the discretionary authority to vote on the particular matter. See “What are broker non-votes” below for an explanation of brokers’ discretionary authority to vote on proposals and the impact on proposals to be voted on in this Annual Meeting.

What are “broker non-votes”?

Brokerage firms, banks, broker-dealers, or other nominee holders who hold shares of common stock in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other matters which are considered “non-routine” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in street name, your broker will vote your shares on “non-routine” proposals only if you provide instructions on how to vote by completing the voting instruction form sent to you by your broker with this proxy statement. Only Proposal 2 (ratifying the selection of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) is not considered a routine matter, and without your instruction, your broker cannot vote your shares. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Broker non-votes will not be counted as votes “FOR” or “AGAINST” any proposal, but will be counted in determining whether there is a quorum at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

A majority of the outstanding shares of our common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and to conduct business. If we do not have a quorum, then we will postpone the meeting. Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person, a proxy card has been properly submitted by you or on your behalf, or you have voted on the Internet. Shares that are voted “WITHHOLD AUTHORITY” or “ABSTAIN” and broker non-votes are treated as being present for purposes of determining the presence of a quorum.

How are abstentions and broker non-votes counted?

While the inspectors of election will treat shares represented by proxies that reflect abstentions (“WITHHOLD AUTHORITY” or “ABSTAIN” votes) and proxies which include broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, abstentions or broker non-votes do not constitute a vote “FOR” or “AGAINST” any matter and thus will be disregarded in any calculation of “votes cast.” However, abstentions and broker non-votes will have the effect of a negative vote if an item requires the approval of a majority of a quorum or of a specified proportion of all issued and outstanding shares.

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How many votes are required to approve each proposal in this Proxy Statement?

Proposal 1 - Election of Directors.     In accordance with our Bylaws, our directors are elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting. Therefore, the seven individuals nominated for election to the Board receiving the greatest number of “FOR” votes (among votes properly cast in person or by proxy) will be elected.  Proxies voted to “WITHHOLD AUTHORITY” and any broker non-votes with respect to the election of directors will not be counted as votes cast and, therefore, will have no effect on the vote.

Proposal 2 - Selection of McGladrey & Pullen.    In accordance with our Bylaws, all matters other than the election of directors shall be decided by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at a meeting of the stockholders entitled to vote on such matters. To be approved, the ratification of the selection of McGladrey & Pullen LLP as our independent registered public accountants requires the affirmative vote of a majority of the votes cast by the shares of common stock represented at the Annual Meeting, in person or by proxy. Abstentions do not represent “votes cast” and will be disregarded in the tabulation of votes cast. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accountants, thus broker non-votes are generally not expected to result from the vote on this proposal; however, if any broker non-votes are received, they will be disregarded in the tabulation of votes cast.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also publish the final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the date of the Annual Meeting.

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PROPOSAL 1

ELECTION OF DIRECTORS

Annual Election of Directors

The Company’s directors are elected each year by the stockholders at the Annual Meeting. We do not have a staggered or classified board. Currently, there are seven seats on ECOtality’s Board. Seven directors will be elected at this year's Annual Meeting. Each director's term will last until the 2013 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Unless authority to vote for directors has been withheld in the proxy, the person named in the enclosed proxy intends to vote at the Annual Meeting “FOR” the election of the nominees presented below.

Changes in Composition of the Board of Directors

Colonel Barry S. Baer resigned as a member of the Board on January 16, 2012. There were no disagreements with Colonel Baer on any matter relating to the Company’s operations, policies or practices. Pursuant to our Amended and Restated Bylaws, on January 17, 2012, the Board appointed Kevin Cameron as a member of the Board to fill the vacancy created by Colonel Baer’s resignation.

Jonathan R. Read resigned from his role as President and Chief Executive Officer of the Company and from his membership on the Board effective September 12, 2012. On September 12, 2012, the Board unanimously appointed H. Ravi Brar as a director to fill the vacancy on the Board created by Mr. Read’s resignation. Mr. Brar was appointed to serve as a director until this Annual Meeting.

Nominees

The nominees for election as directors are H. Ravi Brar, Dave Kuzma, Daryl Magana, Enrique Santacana, Andrew Tang, E. Slade Mead and Kevin Cameron.  Information concerning each of the nominees is set forth below.  The person named in the enclosed proxy card has advised us that, unless otherwise directed on the proxy card, he intends to vote FOR the election of the nominees, and that should any nominee become unable or unwilling to serve for any reason, votes will be cast for a substitute nominee designated by the Board, but in no event will the proxy be voted for more than seven nominees for director.  The Board has no reason to believe the nominees named will be unable or unwilling to serve if elected.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL 7 NOMINEES TO OUR BOARD.

Information Regarding the Nominees

The following information is furnished with respect to each nominee for election as a director. All of the nominees currently are directors. Below the table appears a brief description of each director’s business experience and their skills and attributes that led to the conclusion that each director should serve as a director of ECOtality. The ages of the nominees are as of the date of the Annual Meeting, November 28, 2012.

Name	Age	Position
H. Ravi Brar	43	President and Chief Executive Officer, Director
Dave Kuzma	67	Director
Daryl Magana	43	Director
Enrique Santacana	60	Director
Andrew Tang	41	Director
E. Slade Mead	51	Director
Kevin Cameron	44	Director

H. Ravi Brar has served as our Chief Executive Officer and President and as a director since September 2012. Mr. Brar joined the Company as Chief Financial Officer in November 2010. Prior to joining the Company, Mr. Brar served as Executive Vice President and Chief Financial Officer at Exigen Services, Inc., a global software development outsourcing company based in Russia and China, from September 2007 to June 2010. Prior to that, from 1999 to July 2007, he held various executive positions at Pac-West Telecomm, Inc., including Chief Financial Officer and Chief Operating Officer. Before Pac-West, Mr. Brar spent eight years with the Xerox Corporation, most recently as Director of Business Development for China, Russia and India from 1998 to 1999 and in other finance, sales and operational roles from 1991 to 1997. Mr. Brar holds a B.S. in Managerial Economics from the University of California, Davis and an MBA from the Katz Graduate School of Business at the University of Pittsburgh. Mr. Brar was nominated to serve as a director due to his deep familiarity with our Company’s business, his substantial financial and accounting experience and many years of senior management experience in a variety of sectors.

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Dave Kuzma has served as a director since December 2009. Prior to his August 2009 retirement, Mr. Kuzma was President of Sempra Energy Resources and Chief Financial Officer/Treasurer of three Fortune 500 companies. Sempra is a diversified energy company involved in electric generation, oil and gas drilling, pipelines and gas processing. Prior to Sempra Energy, Mr. Kuzma was Chief Financial Officer and Treasurer of Enova Corporation, which is the parent company of San Diego Gas & Electric and several other U.S.-based subsidiaries, for which he also served as CFO/Treasurer. He also served as the Chief Financial Officer and Senior Vice President at Florida Progress Corporation. Mr. Kuzma began his career as an auditor with Price Waterhouse, after which he joined Consolidated Natural Gas Company of Pittsburgh (“CNGS”). During Mr. Kuzma’s 20-year career with CNGS, he held the positions of Manager of Finance, Director of Internal Auditing, Assistant Treasurer, Finance Treasurer and Vice President and General Manager. Mr. Kuzma is a Certified Public Accountant. Mr. Kuzma was nominated to serve as a director primarily due to his substantial financial and accounting experience, his related experience in the energy sector, as well as his experience serving on the boards of other corporations.

Daryl Magana has served as a director since December 2009. Mr. Magana is a Partner at Cybernaut Capital Management, a private equity firm with a focus on the China market. Mr. Magana joined Cybernaut in February of 2006 as Partner and Head of Global Operations. In 2002, Mr. Magana founded and was Chairman and CEO of the China based consulting and technology firm SRS2. In 1997, Mr. Magana founded Bidcom, one of the first application service providers. BidCom was recognized by Fortune magazine as one of its Top Ten Technology Companies in 1999. Mr. Magana is a respected technology expert and innovative web-pioneer featured in numerous conferences, major business publications, television and radio broadcasts and has served as guest lecturer at several universities including Harvard and Stanford. Mr. Magana attended the University of San Francisco. Mr. Magana was nominated to serve as a director due primarily to his global experience in finance and investment banking, which allows him to contribute broad financial and strategic planning expertise, particularly with respect to international operations.

Enrique Santacana has served as a director since January 2011. Mr. Santacana is currently the President and Chief Executive Officer of ABB Inc. (“ABB”) and the Region Manager of ABB North America. Mr. Santacana joined ABB in 1977. Since then he has held a variety of management positions including Region Division Manager for Power Products in North America. Prior to that, he was Vice President and General Manager of the Medium Voltage Products business unit of ABB’s Power Technologies division in North America. A licensed professional engineer in North Carolina, Mr. Santacana is a member of the Institute of Electrical and Electronic Engineers and the National Society of Professional Engineers. Mr. Santacana earned a B.S. in Electrical Engineering from the University of Puerto Rico; an M.S. in Electric Power Engineering from Rensselaer Polytechnic Institute; and an MBA from Duke University. Mr. Santacana sits on the Board of Governors of the National Electrical Manufacturers Association where he is a member of the Executive Committee, and is also a member of the Business Roundtable where he is a Vice Chair of their Sustainable Growth Initiative. He has also served on the U.S. Department of Energy’s Electricity Advisory Committee where he helped the Department of Energy meet requirements of the Energy Policy Act of 2005 and the Energy Independence and Security Act of 2007. Mr. Santacana was nominated to serve as a director primarily based on his experience in the energy industry and his familiarity with the Department of Energy.

Andrew Tang has served as a director since January 2011. Mr. Tang currently serves as Managing Director of ABB Technology Ventures Ltd (“ABBTV”). Mr. Tang has over ten years of venture capital and investment banking experience. Prior to joining ABB, Mr. Tang was a Managing Director at DFJ DragonFund from 2006 to 2010. He was also a partner at Infineon Ventures, and has worked at Infineon Technologies and Credit Suisse First Boston. Mr. Tang earned a B.S. in Electrical Engineering from the University of Texas at Austin; an M.S. in Electrical Engineering from Massachusetts Institute of Technology; and an MBA from The Wharton School, University of Pennsylvania. Mr. Tang holds a U.S. patent and has been published in numerous technical journals in the advance materials field. Mr. Tang was nominated to serve as a director primarily based on his electrical engineering expertise and his years of experience in venture capital and investment banking, which allows him to contribute broad financial and strategic planning expertise.

E. Slade Mead served as a director from October 2007 until January 2011 and since December 15, 2011. From January 2011 until his re-election to serve as a director on December 15, 2011, Mr. Mead served as an independent Board observer and participated in Board meetings in a non-voting capacity.  Since July 2009, Mr. Mead has been the Director of College Placement at the Trinity-Pawling School in Pawling, New York.  Mr. Mead also provides consulting work representing professional athletes.  Previously, Mr. Mead worked for Advantage International, a leading global sports management firm, where he ran the London office and represented several professional tennis and baseball players. Between 2002 and 2004, Mr. Mead was an Arizona State Senator where he served on the Appropriations, Government and Education (Vice-Chair) Committees.  With a deep commitment to education, Mr. Mead was voted the Arizona School Board Legislator of the Year (2003), Arizona Women’s Political Caucus Legislator of the Year (2004), and Arizona Career Technical Education Policy Maker of the Year (2004).  Mr. Mead remains very active in education and state politics as he ran for Arizona Superintendent of Public Instruction in 2006, and is a Court appointed School Board and Receiver Board member for the Maricopa Regional School District.  Mr. Mead holds a Yale Undergraduate and attended the University of Connecticut Law School. Mr. Mead was nominated to serve as a director primarily due to his familiarity with our Company, understanding of our business and previous valuable service on the Board.

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Kevin Cameron has served as director since January 17, 2012. Mr. Cameron is currently Chief Executive Officer of Ionetix Corporation, a privately held medical device company. Prior to joining Ionetix Corporation in March 2011, Mr. Cameron was a co-founder and president of Glass Lewis & Co. LLC, a leading provider of corporate governance services to institutional investors. Previously, Mr. Cameron was employed in various capacities by Moxi Digital and NorthPoint Communications. Mr. Cameron started his career as an attorney with the law firm of Kellogg, Huber, Hansen, Todd & Evans in Washington D.C., before which he was a law clerk for the United States Court of Appeals for the District of Columbia Circuit. Mr. Cameron holds a law degree from the University of Chicago and an undergraduate degree from McGill University in Canada. Mr. Cameron is currently a board member of Keryx Biopharmaceuticals, Inc. (NASD: KERX) and Reddy Ice Holdings, Inc. (NYSE: FRZ). Kevin Cameron was nominated to serve as a director because of his background in large scale network communications and the economics of implementing and operating large networks.

Agreements for Board Representation

In connection with a Stock Purchase Agreement dated January 10, 2011 and related Investor Rights Agreement dated January 13, 2011, the Company granted ABBTV the right, initially, to nominate two directors to be elected to our Board of Directors. If, at any time, ABBTV ceases to beneficially own at least 15% (but continues to own at least 8%) of our issued and outstanding common stock, ABBTV will have the right to nominate only one director. If, at any time, ABBTV ceases to beneficially own at least 8% of our issued and outstanding common stock, ABBTV will not have a right to nominate any directors. ABBTV’s nominees, Mr. Santacana and Mr. Tang, were appointed to the Board in January 2011.

Involvement in Certain Material Legal Proceedings

We and our ECOtality North America subsidiary, as well as certain individuals, received subpoenas from the SEC pursuant to a formal Private Order of Investigation, in connection with a fact-finding inquiry as to trading in shares of our common stock from the period between August 1, 2008 and August 31, 2009. The SEC has informed us, and the terms of the subpoenas confirm, that the fact-finding inquiry should not be construed as a determination that violations of law have occurred. Our Board of Directors, through its Audit Committee, continues to monitor the ongoing inquiry. We continue to cooperate fully with the SEC.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Role of the Board

The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company’s business by participation in Board and committee meetings, by reviewing analyses and reports sent to them regularly by management, and through discussions with the Company’s executive officers.

The Board held four regular meetings and two special meetings during 2011. Each incumbent director attended at least 75% of the meetings of the Board and of the committees on which he served held during his term of service, except Jack Smith, who did not stand for re-election at the 2011 Annual Meeting of Stockholders. Although we do not have any formal policy regarding director attendance at annual stockholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. Two of our directors attended our 2011 Annual Meeting of Stockholders.

Board Independence

Under the current listing standards of the NASDAQ Capital Market, a majority of our Board must consist of independent directors. The Board has determined that each of the following directors and nominees is “independent” as that term is defined under applicable SEC rules and under the current listing standards of the NASDAQ Capital Market: Dave Kuzma, Daryl Magana, Enrique Santacana, Andrew Tang, Kevin Cameron and E. Slade Mead. The Board has also determined that each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director under applicable SEC rules and under the current listing standards of the NASDAQ Capital Market.

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Committees of the Board of Directors

The Board has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Committee member appointments are evaluated annually. Each committee and its function are described below. The following table sets forth the current membership and the chairs of the committees of the Board.

Name	Audit	Compensation	Nominating / Corporate Governance
David Kuzma	Chair	Chair
Daryl Magana	x	x
Kevin Cameron	x		Chair
Andrew Tang		x
E. Slade Mead		x	x
Enrique Santacana			x

Audit Committee

Our Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditor, (iii) pre-approving the professional services provided by the independent auditor, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditor, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditor. Our Audit Committee also prepares the Audit Committee report that is required pursuant to the rules of the SEC.

Our Board has determined that all of the members are “independent” as that term is defined under applicable SEC rules and in the current listing standards of the NASDAQ Capital Market. Mr. Kuzma is our Audit Committee financial expert, as defined by the rules of the SEC. Our Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee. The charter was attached as an appendix to our Proxy Statement from our 2011 Annual Meeting of Stockholders.

Compensation Committee

 Our Compensation Committee has responsibility for assisting the Board in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy, producing an annual report on executive compensation in accordance with the rules and regulations promulgated by the SEC, periodically evaluating the terms and administration of our incentive plans and benefit programs and monitoring of compliance with the legal prohibition on loans to our directors and executive officers.

Our Board has determined that all of the members are “independent” as that term is defined in the current listing standards of the NASDAQ Capital Market. Our Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee. The charter was attached as an appendix to our Proxy Statement from our 2011 Annual Meeting of Stockholders.

The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the Compensation Committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board regarding all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation. The Compensation Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Compensation Committee may retain and receive advice, in its sole discretion, from compensation consultants. During 2011, the Compensation Committee engaged Compensia, an independent compensation consulting firm, to assess the Company’s executive compensation program relative to competitive market practice and to develop guidelines to serve as the framework for executive pay strategy and decision-making. Compensia’s services included benchmarking the components of executive compensation against the compensation of a peer group of similarly-situated companies. The scope of work included analyses of base salary, annual bonus incentives, annual equity awards, and comparisons to recent trends in overall executive compensation, short-term incentive plan design and long-term/equity compensation. In addition, Compensia modeled various option exchange alternatives related to outstanding underwater stock options held by employees, executives and directors. Compensia provided no other services to the Company during 2011.

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Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee (the “Nominating Committee”) include: (i) recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (ii) advising the Board with respect to the composition, procedures and committees of the Board; (iii) reviewing the charters of each committee at least once every two years and developing appropriate recommendations for the Board; and (iv) considering any other corporate governance issues that may arise from time to time, and developing appropriate recommendations for the Board.

Our Board has determined that all of the members are “independent” as that term is defined in the current listing standards of the NASDAQ Capital Market. Our Board has adopted a written charter setting forth the authority and responsibilities of the Nominating Committee. The charter was attached as an appendix to our Proxy Statement from our 2011 Annual Meeting of Stockholders.

Director Qualifications

We have no stated minimum criteria for director nominees. The Nominating Committee is generally responsible for soliciting recommendations for candidates for the Board, developing and reviewing background information for such candidates, and making recommendations to the Board with respect to candidates for directors proposed by stockholders. In evaluating candidates for potential director nomination, the Nominating Committee will consider, among other things, candidates who are independent, if required, who possess personal and professional integrity, who have good business judgment, who have relevant business and industry experience, education and skills, and who would be effective as directors in collectively serving the long-term interests of our stockholders in light of the needs and challenges facing the Board at the time. The Nominating Committee believes it is appropriate that at least one member of the Board meet the criteria for an audit committee financial expert as defined by the rules of the SEC, and that a majority of the members of the Board meet the independent director standard under rules of the NASDAQ Capital Market.

Board Diversity

Although we do not have a formal policy regarding the consideration of diversity in identifying and evaluating potential director candidates, the committee will consider diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity and age), skills and experience, qualifications and background of current and prospective directors’ diversity as one factor in identifying and evaluating potential director candidates, so that the Board, as a whole, will possess what the Board believes are the appropriate skills, talent, expertise and backgrounds necessary to oversee our company’s business.

Stockholder Director Recommendation Policy

The Nominating Committee will consider director candidates recommended by our stockholders applying the criteria for candidates described above and considering the additional information referred to hereafter. Stockholders who wish to propose a nominee to serve as a director before a meeting of stockholders must give timely written notice. As set forth in our Bylaws, such notice must include (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the stockholder proposing such nominee: (A) the name and address of such proposing stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Company which are owned by the proposing stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the proposing stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the notice by, or on behalf of, the proposing stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the proposing stockholder or any of its affiliates or associates with respect to shares of stock of the Company, (E) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the proposing stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

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The Nominating Committee will determine the eligibility of a proposed nominee to serve as a director, and may reasonably require additional information to determine such eligibility. Director candidates proposed by stockholders are evaluated on the same basis as all other director candidates as discussed above. The Nominating Committee may, in its discretion, interview any director candidate proposed by a stockholder.

Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by giving the required information as described above in writing to: Attn: Corporate Secretary, ECOtality, Inc., One Montgomery Street, Suite 2525, San Francisco, CA 94104. To consider a candidate for nomination at the 2013 Annual Meeting of Stockholders, we must receive the stockholder's written notice no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the 2012 Annual Meeting; provided, however, that in the event that the 2013 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2012 Annual Meeting, then the proposing stockholder’s notice to be timely must be received no later than ten days following the day the notice of such 2013 Annual Meeting was made or public disclosure was made.

Board Leadership Structure

Our Board does not have a policy regarding separation of the roles of Chairman of the Board and Chief Executive Officer as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Currently, however, no one has been appointed Chairman, but the Chief Executive Officer leads Board meetings in accordance with our Bylaws.

The Board’s Role in Risk Oversight

It is our management’s responsibility to manage risk and to bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee takes an active risk oversight role by meeting with the Company’s senior management team on a regular basis and reviewing and approving key risk policies and risk tolerances.  The Audit Committee is responsible for ensuring that the Company has in place a process for identifying, prioritizing, managing, and monitoring its critical risks.  Furthermore, the Board, with input from the Audit Committee, regularly evaluates our management infrastructure, including personnel competencies and technologies and communications, to ensure that key risks are being properly evaluated and managed.  Finally, the Compensation Committee of the Board reviews any risks associated with the Company’s compensation practices. The full Board considers strategic risks and opportunities and regularly receives reports from the committees of the Board regarding risk oversight in their areas of responsibility.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and employees. Upon request, we will provide a copy of our Code of Business Conduct and Ethics without charge.  To request a copy of our Code of Business Conduct and Ethics, you may write or telephone us at: ECOtality, Inc., One Montgomery Street, Suite 2525, San Francisco, California 94104, (415) 992-3000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended December 31, 2011, directors, officers and beneficial owners of more than 10% of a registered class of the Company’s equity securities did comply with the Section 16(a) filing requirements applicable to them, except that: (i) Kevin Morrow filed two late reports relating to two grants of restricted shares; (ii) Carlton Johnson filed one late report relating to a grant of stock options; (iii) E. Slade Mead filed one late report relating to a grant of stock options; (iv) Jack Smith filed one late report relating to a grant of stock options; (v) Donald Karner filed three late reports relating to transactions in the Company’s common stock and two grants of restricted shares; (vi) Daryl Magana filed one late report relating to a grant of stock options; (vii) David Kuzma filed one late report relating to a grant of stock options; and (viii) H. Ravi Brar filed one late report relating to transactions in the Company’s common stock.

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Communication with the Board of Directors

Stockholders may communicate with the Board by writing to the Board of Directors of the Company (or at the stockholder’s option, care of a specific director), at One Montgomery Street, Suite 2525, San Francisco, California 94104.  The Company will ensure that all communications are delivered to the Board or a specified director, as the case may be.

DIRECTOR COMPENSATION

Directors receive a quarterly retainer fee for their service on the Board, and additional fees for their service as members or chairperson of any committees. These fees are typically paid in both cash and stock options. Mr. Santacana and Mr. Tang do not receive any fees for their service on the Board. The following table presents the compensation received by our non-employee directors during the fiscal year ended December 31, 2011:

Name		Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
E. Slade Mead	(2)	$35,000	$12,348	-	-	-	$47,348
Carlton Johnson	(3)	$47,000	$19,756	-	-	-	$66,756
Daryl Magana	(4)	$44,500	$18,521	-	-	-	$63,021
Dave Kuzma	(5)	$61,500	$22,226	-	-	-	$83,726

(1) These amounts represent the grant date fair value for each of the Option Awards (stock options) granted to our directors, computed in accordance with ASC Topic 718, representing the aggregate compensation cost as of the grant date to be recognized over the service period, excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2011 are included in Note 11 “Stock-Based Compensation” in the “Notes to Consolidated Financial Statements” included within ECOtality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(2) E. Slade Mead served as a member of the Board until January 2011. From January 2011 until his December 15, 2011 re-election to serve as a member of the Board, Mr. Mead served as an independent Board observer and participated in Board meetings in a non-voting capacity. Mr. Mead received $8,750 per quarter as a Board service retainer. In the third quarter, Mr. Mead received 5,000 options as a Board service retainer at a value of $2.4695 per option.

(3) Carlton Johnson served as a member of the Board until December 2011 and served on the Audit Committee and the Nominating Committee. Mr. Johnson received $8,750 per quarter as a Board service retainer, $1,000 per quarter for service on the Audit Committee and $8,000 for services as the Nominating Committee Chair. In the third quarter, Mr. Johnson received 5,000 options as a Board service retainer, 1,500 options as an Audit Committee retainer and 1,500 options as a Nominating Committee Chair retainer for a total of 8,000 options at a value of $2.4695 per option.

(4) Daryl Magana served as a member of the Board and served on the Audit Committee, the Compensation Committee and the Nominating Committee. Mr. Magana received $8,750 per quarter as a Board service retainer, $1,000 per quarter for services on the Audit Committee, $750 per quarter for services on the Compensation Committee and $2,500 for services on the Nominating Committee. In the third quarter, Mr. Magana received 5,000 options as a Board service retainer, 1,500 options as an Audit Committee retainer, 500 options as a Compensation Committee retainer and 500 options as a Nominating Committee retainer for a total of 7,500 options at a value of $2.4695 per option.

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(5) Dave Kuzma served as a member of the Board and served on the Audit Committee, the Compensation Committee and the Nominating Committee. Mr. Kuzma received $8,750 per quarter as a Board service retainer, $3,500 per quarter for services as the Audit Committee Chair, $2,500 per quarter for services as the Compensation Committee Chair and $2,500 for services on the Nominating Committee. In the third quarter Mr. Kuzma received 5,000 options as a Board service retainer, 2,000 options as an Audit Committee retainer, 1,500 options as a Compensation Committee Chair retainer and 500 options as a Nominating Committee retainer for a total of 9,000 options at a value of $2.4695 per option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of our common stock as of October 4, 2012, based on 23,756,306 shares outstanding as of that date, by:

1.	Each person who is known us to be the beneficial owner of more than 5% of the common stock,
2.	Each of our directors and executive officers, and
3.	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable. The addresses of all executive officers and directors are in care of our company. All share quantities in this section reflect the 1 for 60 reverse stock split effected by the Company on November 24, 2009.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, rights to acquire beneficial ownership of our common stock within sixty (60) days of October 4, 2012 are considered outstanding. Such rights include (i) shares of common stock issuable upon the exercise of outstanding options or warrants held by that person that are currently exercisable or exercisable within sixty days; (ii) shares of common stock issuable upon conversion of a convertible note; and (iii) shares of common stock issuable upon conversion of convertible preferred stock. These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

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				Number of Shares
				Beneficially
				Owned	Percent

Executive officers and directors
H. Ravi Brar, CEO, President and Director, ECOtality, Inc.	(1)	(7)		199,401	*
Susie Herrmann, CFO, Ecotality Inc.	(1)	(8)		60,947	*
Donald Karner, Chief Innovation Officer, President of ECOtality North America	(1)	(9)		521,793	2.17%
Murray Jones, COO, Ecotality Inc.	(1)			-	*
Barry Baer, Secretary, Assistant Treasurer	(1)	(10)		23,259	*
Kevin Cameron, Director	(1)	(11)		8,000	*
Dave Kuzma, Director	(1)	(12)		33,000	*
Daryl Magana, Director	(1)	(13)		421,596	1.77%
E. Slade Mead, Director	(1)	(14)		46,676	*
Enrique Santacana, Director	(1)			-	*
Andrew Tang, Director	(1)			-	*
All directors and executive officers as a group (11 persons)				1,314,672	5.40%
5% and greater beneficial owners
ABB Technology Ventures, LTD	(2)	(15)		9,197,841	32.01%
Valley 2010 Investment LLC., Global LearnNet Ltd., Codex Group, Inc.	(3)	(16)	(20)	2,482,521	9.99%
AWM Investment Company, Inc., Austin W. Marxe and David M. Greenhouse	(4)	(17)		1,327,488	5.59%
Gruber & McBain Capital Management LLC, John D. Gruber and J. Patterson McBain	(5)	(18)		1,272,800	5.36%
Enable Growth Partners LP, Enable Opportunity Partners, LP and Pierce Diversified Strategy Master Fund, LLC	(6)	(19)	(20)	2,560,700	9.99%

* Less than 1%

(1)	The address for these shareholders is c/o ECOtality, Inc., One Montgomery Street, Suite 2525, San Francisco, CA 94104.

(2)	The address for these shareholders is P.O. Box 1831, Affoltenstrasse 44, CH-8050, Zurich, Switzerland.

(3)	The address for these shareholders is 12167 Kate Dr., Los Altos Hills, CA 94022.

(4)	The address for these shareholders is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(5)	The address for these shareholders is 50 Osgood Place Penthouse, San Francisco, CA 94133.

(6)	The address for these shareholders is One Ferry Building, Suite 255, San Francisco, CA 94111.

(7)	H. Ravi Brar owns 99,401 shares of common stock. He also has rights to 100,000 options exercisable at $3.53. Shares owned = 99,401 + options 100,000 = 199,401 beneficially owned shares.

(8)	Susie Herrmann owns 10,947 shares of common stock. She also has rights to 50,000 options exercisable at $5.39. Shares owned = 10,947 + options 50,000 = 60,947 beneficially owned shares.

(9)	Donald Karner owns 196,793 shares of common stock. He also has rights to 300,000 options exercisable at $5.39 and 25,000 options exercisable at $3.03. Shares owned = 196,793 + options 325,000 = 521,793 beneficially owned shares.

(10)	Barry Baer owns 14,926 shares of common stock. He also has rights to 8,333 options exercisable at $11.10 per share. Shares owned = 14,926 + options 8,333 = 23,259 beneficially owned shares.

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(11)	Kevin Cameron has rights to 8,000 options exercisable at $1.16.

(12)	Dave Kuzma has rights to 16,000 options exercisable at $4.60, 9,000 options exercisable at $2.74 and 8,000 options exercisable at $1.16.

(13)	Daryl Magana owns 391,596 shares of common stock. He also has rights to exercise 14,500 options exercisable at $4.60, 7,500 options exercisable at $2.74 and 8,000 options exercisable at $1.16. Shares owned = 391,596 + options 30,000 = 421,596 beneficially owned shares.

(14)	E. Slade Mead owns 20,676 shares of common stock. He also has rights to 13,000 options exercisable at $4.60, 5,000 options exercisable at $2.74 and 8,000 options exercisable at $1.16. Shares owned = 20,676 + options 26,000 = 46,676 beneficially owned shares.

(15)	ABB Ltd, ABB Asea Brown Boveri Ltd. and ABB Technology Ventures Ltd. are presented here as an affiliated group (“ABB”). ABB owns 4,219,167 shares of our common stock. ABB has 1,041,667 warrants associated with the January 10, 2011 Securities Purchase Agreement which are currently exercisable at $2.50 per share. ABB also holds a $5.0 million convertible note pursuant to an Unsecured Convertible Note Purchase Agreement dated March 13, 2012 that is convertible into 3,937,007 shares of common stock at a per share conversion price equal to $1.27. Shares owned = 4,219,167 + warrants 1,041,667 + convertible debt 3,937,007 = 9,197,841 beneficially owned shares.

(16)	Valley 2010 Investment LLC and Global LearnNet Ltd. collectively own an aggregate 1,388,889 shares of our common stock and 1,388,888 warrants exercisable at $9.00 per share, associated with the October 31, 2009 Securities Purchase Agreement. Valley 2010 Investment LLC and Codex Group, Inc. (“Codex”) own 1,744,018 preferred shares associated with the July 12, 2011 and the October 31, 2009 Securities Purchase Agreements, which are convertible to common shares at a rate of one for one. Codex owns 477,777 warrants, currently exercisable at $0.60 per share; which were originally granted to Shenzen Goch Investment Ltd. (“SGI”) pursuant to the Amendment to Master Overhead Joint Venture Agreement, dated January 10, 2011, between us and SGI; and were transferred to Codex in March 2011. The warrants and preferred shares held by Valley 2010 Investment LLC, Global LearnNet Ltd. and Codex (collectively, "Valley") are subject to the Ownership Limitation of 9.99% (see Note 20 below) which prohibits exercise of warrants or conversion of preferred shares which would result in Valley's beneficial ownership in excess of 9.99% of the total number of issued and outstanding shares of our common stock (including the shares of common stock issued upon such exercise and/or conversion). Shares owned of 1,388,889 + warrants 1,866,665 + convertible preferred 1,744,018 = 4,999,572 Beneficial Ownership before Limitation. Beneficial Ownership subject to 9.99% Limitation = Total outstanding shares 23,756,306 + assumed conversion and/or exercise 1,093,632 = 24,849,938 * 9.99% = 2,482,521 shares Beneficial Ownership after Limitation. Maximum ownership 2,482,521 - currently outstanding 1,388,889 = 1,093,632 shares they have rights to acquire in the next 60 days.

The natural person with voting or investment power over Valley 2010 Investment LLC, Global LearnNet Ltd. and Codex is Yuqing Xu.

(17)	Based solely on (i) information as set forth on Sch 13G filed with the SEC on February 13, 2012; (ii) information as set forth on Form 13F filed with the SEC on August 13, 2012; and (iii) correspondence between fund representatives and us. Includes 331,969 shares of common stock owned by Special Situations Cayman Fund, L.P. ("SSCF") and 995,519 shares of common stock owned by Special Situations Fund III QP, L.P. ("SSFQ"). Austin W. Marxe ("Marxe") and David M. Greenhouse ("Greenhouse") are the controlling principals of AWM Investment Company, Inc. ("AWM"), the general partner of and investment advisor to SSCF. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of SSFQ. Marxe and Greenhouse are also members of SST Advisers, LLC; the general partner of Special Situations Technology Fund, L.P. ("SSTF”) and Special Situations Technology Fund II, L.P. ("SSTFII”). AWM serves as the investment adviser to SSFQ, SSTF and SSTFII. Shares owned = 331,969 + 995,519 = 1,327,488 beneficially owned shares.

(18)	Based solely on information as set forth on Sch 13G/A filed with the SEC on February 17, 2012. Gruber & McBaine Capital Management, LLC (“GMCM”) beneficially owns 828,820 shares of common stock. GMCM is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock. Through their control of GMCM, Jon D. Gruber ("Gruber") and J. Patterson McBaine ("McBaine") share voting and investment control over the shares noted above. Gruber also beneficially owns 258,777 shares in his individual capacity, and McBaine beneficially owns 262,403 shares in his individual capacity. GMCM, Gruber and McBaine constitute a group within the meaning of Rule 13d-5(b). Shares owned = 828,820 + 258,777 + 262,403 = 1,350,000 beneficially owned shares as reported in the February 17, 2012 Sch 13G/A filing.

Subsequent to the February 17, 2012 Sch 13G/A filing noted above, GMCM reduced its beneficial ownership of us. Based solely on information as set forth on Form 13F filed with the SEC on August 15, 2012, GMCM reported shared voting authority for 1,272,800 shares of our common stock. For purposes of this beneficial ownership table, shared and individual ownership information by entity (i.e. GMCM, Gruber, McBaine) was not available.

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(19)	Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC (collectively, "Enable"), are presented here as an affiliated group. This affiliation is based solely on information as set forth in Item 4 on Sch 13G/A filed with the SEC on February 11, 2011 by Enable Capital Management, LLC, ("ECM") Enable Growth Partners, LP ("EGP") and Mitchell S. Levine. "The securities" are "owned by certain investment limited partnerships, including EGP, and other client accounts, for which ECM serves as general partner and/or investment manager. ECM, as EGP's and those other investment limited partnerships' and client accounts' general partner and/or investment manager, and Mitchell S. Levine, as managing member and majority owner of ECM, may therefore be deemed to beneficially own the securities owned by EGP and such other investment limited partnerships and client accounts for the purpose of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, insofar as they may be deemed to have the power to direct the voting or disposition of those securities." Enable owns an aggregate of 684,500 shares of our common stock. In connection with the October 31, 2009 Securities Purchase Agreement, Enable owns 4,585,632 shares of preferred stock, which are currently convertible to common shares at a rate of one for one, and 277,778 warrants, which are currently exercisable at $9.00 per share. The warrants and preferred shares held by Enable are subject to the Ownership Limitation of 9.99% (see Note 20 below) which prohibits exercise of warrants or conversion of preferred shares which would result in Enable's beneficial ownership in excess of 9.99% of the total number of issued and outstanding shares of our common stock (including the shares of common stock issued upon such exercise and/or conversion). Shares owned of 684,500 + warrants 277,778 + convertible preferred 4,585,632 = 5,547,910 Beneficial Ownership before Limitation. Beneficial Ownership subject to 9.99% Limitation = Total outstanding shares 23,756,306 + assumed conversion and/or exercise 1,876,200 = 25,632,506 * 9.99% = 2,560,700 shares Beneficial Ownership after Limitation. Maximum ownership 2,560,700 - currently outstanding 684,500 = 1,876,200 shares they have rights to acquire in the next 60 days.

(20)	Beneficial Ownership Limitation of 9.99%

The conversion of the convertible notes and the exercise of the warrants are subject to restrictions that prohibit conversion or exercise to the extent that, after giving effect to such conversion or exercise, the holder of the convertible notes or warrants (together wish such holder’s affiliates, and any other person or entity acting as a group together with such holder or any of such holder’s affiliates) would, as a result of such conversion or exercise, beneficially own in excess of 9.99% of the total number of issued and outstanding shares of our common stock (including for such purposes the shares of common stock issued upon such conversion and/or exercise).

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EXECUTIVE OFFICERS

Our executive officers are appointed by the Board and serve until their successors are appointed by the Board. Following is a table of our current executive officers. Biographical information regarding each of our current executive officers follows the table. The ages of the executive officers are as of the date of the annual meeting, November 28, 2012.

Name	Age	Position
H. Ravi Brar	43	President and Chief Executive Officer
Susie Herrmann	44	Chief Financial Officer
Barry S. Baer	68	Secretary and Assistant Treasurer
Murray Jones	66	Chief Operating Officer
Donald Karner	61	Chief Innovation Officer; President of ECOtality North America

See “Information Regarding the Nominees” for biographical information regarding Mr. Brar.

Susie Herrmann has served as our Chief Financial Officer since September 2012. Ms. Herrmann previously served as the Company’s Vice President of Corporate Finance and has been with the Company since February 2008. From September 2006 to February 2008, Ms. Herrmann was Controller for Innovative Brands, a consumer products start-up company in Phoenix, Arizona. From 2002 to 2006, Ms. Herrmann held various financial leadership positions at Cytec Engineered Materials, a multinational manufacturer of advanced materials, including Manager of Financial Planning and Analysis. Prior to Cytec, Ms. Herrmann provided finance and accounting services in various capacities for The Dial Corporation, Belae Brands, and Dover Electronics. Ms. Herrmann earned her B.S.in Accounting from Binghamton University in New York and is a Certified Public Accountant in the state of Arizona.

Colonel Barry S. Baer served us as our Chief Financial Officer from December 2006 to November 2010 and as a director from February 2009 until January 2011 when he resigned from the Board, and from December 15, 2011 until January 16, 2012, when he resigned from the Board. Since November 2010, Colonel Baer has served as our Secretary and Assistant Treasurer. He was the CFO at Obsidian Enterprises from February 2003 to March 2004, and at a number of manufacturing corporations including Max Katz Bag Company (March 2004 to the present), Apex Industries (August 2002 to December 2003) and Pharmaceutical Corporation of America (March 1993 to August 2002). From March 1992 to March 1993, he worked with the City of Indianapolis as its Director of Public Works. Between June 2005 and December 2008, Colonel Baer served as a member of the State of Indiana Unemployment Insurance Board.

Colonel Baer was a member of the U.S. Army from 1965 to 1992, when he retired as a Colonel. He received his certification as a Certified Public Accountant while serving on active duty in the Army. Colonel Baer’s military service includes Commander of an armored cavalry troop in Vietnam; Director of the Accounting Systems for the U.S. Army; Commander of the 18th Finance Group during Operation Desert Shield/Desert Storm in the first Gulf War; and Deputy Chief of Staff for Resource Management for the Army Material Command.

Colonel Baer earned a B.S. in Accounting and an MBA from the University of Colorado. He devotes approximately 40% of his time to other business interests.

Murray Jones joined the Company as Chief Operating Officer in January 2012. Mr. Jones was most recently responsible for ABB’s Electric Vehicle charging range-ready infrastructure initiative in North America from 2010 to 2011. As part of that mission, Mr. Jones led ABB’s equity investment effort in ECOtality, Inc. He also led and managed the strategic relationship between ECOtality and ABB. Mr. Jones is a recipient of the Automotive News recognition as one of the Electrifying 100 of 2011.

Prior to joining ABB, Mr. Jones served as Director of Renewable Energy for Absolute Consulting Inc., from 2006 to 2010. Mr. Jones spent 33 years with GE in its industrial and automotive businesses. He holds a Bachelors of Science in Mechanical Engineering from Virginia Polytechnic Institute and State University (Virginia Tech) and a Masters of Business Administration from Vanderbilt University. He currently serves on the NEMA EVSE Section.

Donald Karner has served as our Chief Innovation Officer since July 2012 and has served as CEO of ECOtality North America since 1996. From 1988 to 1989, Mr. Karner served as the Chief Nuclear Officer for Arizona Public Service Company during the construction and commissioning of the 3800 MWe Palo Verde Nuclear Generating Station. During this period, Mr. Karner directed a staff of 3,000 and interfaced with and provided testimony for the multiple plant owners, the Nuclear Regulatory Commission, various State regulatory commissions and the financial community regarding plant matters. Mr. Karner earned a B.S. in Electrical Engineering from Arizona State University in 1973 and an M.S. in Nuclear Engineering from the University of Arizona in 1974.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the last two completed fiscal years ended December 31, 2011 and 2010, information regarding the compensation to each of the individuals who served as our principal executive officer and principal financial officer, the former Chief Financial Officer and the two other most highly compensated executive officers of the Company.

Name and Principal Position		Year	Salary ($)	Bonus ($)	Stock Awards ($) (19)		Option Awards ($) (19)		Non- Equity Incentive Plan Compensation ($)	Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Jonathan R. Read	(1)	2011	363,912	43,750	303,314	(2)(3)					-		710,976
Former President and CEO		2010	320,295				579,930	(4)			-		900,225

Ravi Brar	(1)(5)	2011	250,000	31,250	28,082	(6)	644,266	(7)			4,500	(18)	958,098
President and CEO; Former Chief Financial Officer		2010	49,358								-		49,358

Barry S. Baer	(5)	2011	124,750	12,500	11,232	(8)					-		148,482
Secretary and Assistant Treasurer; Former CFO		2010	152,094								-		152,094

Donald B. Karner		2011	315,000	39,375	338,383	(9)(10)	29,908	(11)			11,182	(18)	733,848
Chief Innovation Officer; President of ECOtality North America		2010	306,019				1,525,740	(12)			10,938	(18)	1,842,697

Kevin P. Morrow	(13)	2011	265,000	23,188	222,836	(14)(15)	19,939	(16)			8,266	(18)	539,229
Former Exec. VP ECOtality North America		2010	247,360				508,580	(17)			7,960	(18)	763,900

(1)	On September 12, 2012, Mr. Brar replaced Mr. Read as President, Chief Executive Officer and Director for the Company.

(2)	On September 29, 2011 we issued 20,161 restricted shares of the Company's common stock as compensation for services valued at $39,314, based on the closing market price of $1.95 on that date. The restricted shares vest at a rate of 50% per year. In connection with Mr. Read’s termination of employment effective September 12, 2012; 10,080 restricted shares scheduled to vest on September 6, 2013 were forfeited prior to vesting.

(3)	On November 8, 2011 triggering conditions were met under the employment contract with Mr. Read resulting in the grant of an equity award. We issued 137,500 restricted shares of the Company's common stock valued at $264,000, based on the closing market price of $1.92 on that date. The restricted shares vest at a rate of 33.3% per year. In connection with Mr. Read’s termination of employment effective September 12, 2012, all of the shares issued pursuant to this award were forfeited prior to vesting.

(4)	On June 14, 2010, options to purchase 100,000 shares of the Company’s common stock at an exercise price of $6.19 per share (closing market price on that date) were issued at the direction of the Board valued at $579,930. These options vested immediately. In connection with Mr. Read’s termination of employment effective September 12, 2012, these options will expire if not exercised within ninety (90) days of September 12, 2012.

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(5)	On November 19, 2010, Mr. Brar replaced Mr. Baer as Chief Financial Officer for the Company. Mr. Baer remained a member of the Company's Board until January 2011, and currently serves as the Company's Secretary and Assistant Treasurer.

(6)	On September 29, 2011 we issued 14,401 restricted shares of the Company's common stock to Mr. Brar as compensation for services valued at $28,082, based on the closing market price of $1.95 on that date. The restricted shares vest at a rate of 50% per year.

(7)	On November 19, 2010, options to purchase 200,000 shares of the Company's common stock at an exercise price of $3.53 per share (closing market price on that date) were issued to Mr. Brar as compensation for services valued at $644,266. These options vest at a rate of 25% per year.

(8)	On September 29, 2011 we issued 5,760 restricted shares of the Company's common stock to Mr. Baer as compensation for services valued at $11,232, based on the closing market price of $1.95 on that date. The restricted shares vest at a rate of 50% per year.

(9)	On July 22, 2011, upon the approval of the Compensation Committee, 100,000 restricted shares of the Company's common stock were granted to Mr. Karner valued at $303,000, computed based on the closing market price of $3.03 on that date. The restricted shares vested on January 22, 2012.

(10)	On September 29, 2011 we issued 18,145 restricted shares of the Company's common stock to Mr. Karner as compensation for services valued at $35,383, based on the closing market price of $1.95 on that date. The restricted shares vest at a rate of 50% per year.

(11)	On July 22, 2011, options to purchase 25,000 shares of the Company’s common stock at an exercise price of $3.03 per share (closing market price on that date) were issued to Mr. Karner at the direction of the Board valued at $29,908. These options vested on January 22, 2012.

(12)	On April 26, 2010, options to purchase 300,000 shares of the Company’s common stock at an exercise price of $5.39 per share (closing market price on that date) were issued to Mr. Karner at the direction of the Board valued at $1,525,740. These options vested immediately on the date of grant.

(13)	On September 21, 2012, Mr. Morrow resigned from his position of Executive Vice President of ECOtality North America and terminated employment with the Company effective on that date.

(14)	On July 22, 2011, upon the approval of the Compensation Committee, 66,666 restricted shares of the Company's common stock were granted to Mr. Morrow valued at $201,998, computed based on the closing market price of $3.03 on that date. The restricted shares vested on January 22, 2012.

(15)	On September 29, 2011 we issued 10,686 restricted shares of the Company's common stock to Mr. Morrow as compensation for services valued at $20,838, based on the closing market price of $1.95 on that date. The restricted shares vest at a rate of 50% per year. In connection with Mr. Morrow’s termination of employment effective September 21, 2012; 5,343 restricted shares scheduled to vest on September 6, 2013 were forfeited prior to vesting.

(16)	On July 22, 2011, options to purchase 16,667 shares of the Company’s common stock at an exercise price of $3.03 per share (closing market price on that date) were issued to Mr. Morrow at the direction of the Board valued at $19,939. These options vested on January 22, 2012. In connection with Mr. Morrow’s termination of employment effective September 21, 2012, these options will expire if not exercised within ninety (90) days of September 21, 2012.

(17)	On April 26, 2010, options to purchase 100,000 shares of the Company’s common stock at an exercise price of $5.39 per share (closing market price on that date) were issued to Mr. Morrow at the direction of the Board valued at $508,580. These options vested immediately on the date of grant. In connection with Mr. Morrow’s termination of employment effective September 21, 2012, these options will expire if not exercised within ninety (90) days of September 21, 2012.

(18)	Employer match on employee 401(k) contributions.

(19)	These amounts represent the grant date fair value for each of the Stock Awards (restricted stock) and Option Awards (stock options) granted to our named executive officers in 2011 and in 2010, computed in accordance with ASC Topic 718, representing the aggregate compensation cost as of the grant date to be recognized over the service period, excluding the effect of estimated forfeitures. A discussion of the assumptions used in the calculation of these amounts for awards granted in 2011 and 2010 is included in Note 11 “Stock-Based Compensation” in the “Notes to Consolidated Financial Statements” included within ECOtality’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

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Employment Agreements with Executive Officers

H. Ravi Brar

On November 19, 2010, we entered into a two-year employment agreement with Mr. H. Ravi Brar to serve as our Chief Financial Officer for an annual salary of $250,000. In addition to his annual salary, Mr. Brar is eligible for an annual performance bonus to be determined by the Chief Executive Officer or the Board, with a target of 50% of Mr. Brar’s base salary. Mr. Brar is also eligible for stock compensation at the discretion of the Board.

On September 12, 2012, Mr. Brar’s employment agreement was amended to reflect Mr. Brar’s promotion to President and Chief Executive Officer.

If Mr. Brar is terminated without cause, or if he terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary and health benefits for a period ending at the later of 12 months following the termination date or the end of the term of the employment agreement. Mr. Brar will receive similar benefits in the event that he is terminated without cause or resigns for good reason (i) within 90 days prior to a change of control transaction as a result of or in connection with such transaction or (ii) within 12 months following a change of control transaction.

Murray Jones

On January 1, 2012, we entered into a two-year employment agreement with Mr. Jones providing for an annual salary of $275,000. In addition to his annual salary, Mr. Jones is eligible for an annual performance bonus to be determined by the Chief Executive Officer or the Board, with a target of 30% of Mr. Jones’ base salary. Mr. Jones is also eligible for stock compensation at the discretion of the Board.

If Mr. Jones is terminated without cause, or if he terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary and health benefits for a period of 12 months following the termination date in addition to payment of a pro-rated target bonus and vesting of options through the termination date. Mr. Jones will receive similar benefits in the event that he is terminated without cause or resigns for good reason (i) within 60 days prior to a change of control transaction as a result of or in connection with such transaction or (ii) within 12 months following a change of control transaction.

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Outstanding Equity Awards at Fiscal Year-End Table.

The following table presents certain information concerning the outstanding option and restricted stock awards held as of December 31, 2011 by each named executive officer. The Market Values below are based on the reported closing market price of the Company’s common stock on the NASDAQ Capital Market as of December 31, 2011 ($1.08 per share).

	Option Awards						Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Jonathan R Read	16,666	-	-	16.80	11/1/2017	(1)	-	-	-		-
Former President	16,666	-	-	2.40	11/1/2018	(1)	-	-	-		-
and CEO	100,000	-	-	6.19	6/14/2020	(1)
	-	-	-	-			-	-	20,161	(1)(4)	21,774
	-	-	-	-			-	-	137,500	(5)	148,500

Ravi Brar	50,000	-	150,000	3.53	11/19/2020	(2)	-	-	-		-
President and CEO; Former CFO	-	-	-	-			-	-	14,401	(4)	15,553

Barry S. Baer	8,333	-	-	11.10	12/31/2017		-	-	-		-
Secretary and Assistant Treasurer; Former CFO	-	-	-	-			-	-	5,760	(4)	6,221

Donald B. Karner	300,000	-	-	5.39	4/26/2020		-	-	-		-
Chief Innovation Officer;	-	-	25,000	3.03	7/22/2014	(3)	-	-	-		-
President of ECOtality	-	-	-	-			-	-	18,145	(4)	19,597
North America	-	-	-	-			-	-	100,000	(6)	108,000

Kevin P. Morrow	100,000	-	-	5.39	4/26/2020	(6)	-	-	-		-
Former Exec. VP ECOtality North America	-	-	16,667	3.03	7/22/2014	(3)(6)	-	-	-		-
	-	-	-	-			-	-	10,686	(4)(6)	11,541
	-	-	-	-			-	-	66,666	(7)	71,999

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(1)	In connection with Mr. Read’s termination of employment effective September 12, 2012, all vested options will expire if not exercised within ninety (90) days of September 12, 2012. In addition, 10,080 stock awards scheduled to vest on September 6, 2013 were cancelled and returned to the available for future issuance pool under the 2007 Equity Incentive Plan.

(2)	Stock option award shall vest one-fourth (1/4) on November 19, 2011; one-fourth on November 19, 2012; one-fourth on November 19, 2013;and one-fourth on November 19, 2014, provided the named executive officer is continuously a service provider with the Company through each vesting date.

(3)	Each of the stock option awards vested in full on January 22, 2012 and has a contractual term of three years.

(4)	Each of the restricted stock awards shall vest one-half (1/2) on September 6, 2012 and one-half on September 6, 2013, provided the named executive officer is continuously a service provider with the Company through each vesting date.

(5)	Restricted stock award shall vest one-third (1/3) on November 8, 2012; one-third on November 8, 2013; and one-third on November 8, 2014, provided the named executive officer is continuously a service provider with the Company through each vesting date. In connection with Mr. Read’s termination of employment on September 12, 2012, all of the shares issued pursuant to this grant were cancelled and returned to the available for future issuance pool under the 2007 Equity Incentive Plan.

(6)	In connection with Mr. Morrow’s termination of employment effective September 21, 2012, all vested options will expire if not exercised within ninety (90) days of September 21, 2012. In addition, 5,343 stock awards scheduled to vest on September 6, 2013 were cancelled and returned to the available for future issuance pool under the 2007 Equity Incentive Plan.

(7)	Each of the restricted stock option awards vested in full on January 22, 2012.

2007 Equity Incentive Plan

In January 2007, we adopted, subject to stockholder approval, an equity incentive plan which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, together with the grant of bonus stock and stock appreciation rights at the discretion of our Board. Incentive stock options are issuable only to our eligible officers and employees. Our non-employee directors and consultants are eligible for non-statutory stock options only.

The plan is administered by our Board. Under the plan, the Board determines which individuals will receive options, grants or stock appreciation rights, vesting terms, the time period during which the rights may be exercised, the number of shares of common stock that may be purchased under the rights and the option price.

With respect to stock options, the per share exercise price of the common stock may not be less than the fair market value of the common stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the plan unless the option price is at least 110% of the fair market value of the common stock subject to the option on the date of grant. The option price for non-statutory options is established by the Board and may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant.

No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options under the plan must be granted within ten years from the effective date of the plan and the exercise date of an option cannot be later than ten years from the date of grant. Any options that expire unexercised or that terminate upon an optionee’s termination of employment with the Company will become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

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The following table provides information as of December 31, 2011, regarding compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our Board upon exercise of options, warrants or rights under our existing equity compensation plans, which is comprised solely of our 2007 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,275,665	$5.08	8,335,996

Equity compensation plans not approved by security holders	-	$-	-

Total	1,275,665	$5.08	8,335,996

401(k) Plan

We have established a tax-qualified employee savings and retirement plan for all employees who satisfy certain eligibility requirements. The company matches employee contributions as follows: a dollar-for-dollar (100%) match on an eligible employee’s contribution that does not exceed three percent (3%) of compensation for the year and a fifty percent (50%) match on the next two percent (2%) of the employee’s contribution. We intend for the 401(k) plan to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by us to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Liability and Indemnification of Officers and Directors

Under our Articles of Incorporation, our directors and officers are not liable for monetary damages to the corporation, its stockholders or creditors except in connection with:

•	Acts or failures to act that constitute a breach of a director’s or officer’s fiduciary duty to us or our stockholders;
•	A breach of a director’s or officer’s fiduciary duty involving intentional misconduct, fraud or a knowing violation of law; or
•	An act or omission for which the liability of a director is expressly provided under Nevada law.

Our Articles of Incorporation and Bylaws permit us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful.

We have entered into indemnification agreements with each of our directors, executive officers and certain other persons. Under the terms of these indemnification agreements, we are obligated to indemnify and to advance expenses to the indemnitees to the fullest extent permitted by applicable law.

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CERTAIN TRANSACTIONS AND RELATIONSHIPS

Review and Approval of Related Party Transactions

All transactions and relationships in which the company and our directors and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. The members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval are required under applicable law, including SEC and NASDAQ rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:

•	the nature of the related person's interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to the company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and
•	any other matters the Audit Committee deems appropriate.

Reportable Related Party Transactions

Other than as disclosed below and in the “Executive Compensation” section, since January 2010, there have been no transactions or proposed transactions where we (or any of our subsidiaries) were or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two fiscal years and in which any director, executive officer or beneficial holder of more than 5% of our outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.

On January 10, 2011, we entered into two agreements with ABB Inc. (which is an affiliate of our stockholder ABBTV) which establish the general terms of a commercial supplier relationship between us and ABB Inc. These agreements provide, generally, that ABB Inc. and its affiliates will collaborate with us and our affiliates to further the development, expansion and acceptance of battery charging solutions that incorporate, use or rely on our technology and/or that provide the networking functionality that we and our affiliates have designed and operate, associated with our Blink trademark. These agreements also set forth the general terms pursuant to which we have agreed to purchase certain products from ABB Inc. that are used in our electric vehicle charging solutions. Enrique Santacana, one of our directors, is the president and chief executive officer of ABB Inc., and Andrew Tang, another of our directors, is Managing Director of ABBTV.

On March 13, 2012, we entered into a Convertible Note Purchase Agreement with ABBTV pursuant to which we sold a 5.05% Unsecured Convertible Note (the “Note”) to ABBTV for $5,000,000. The Note is convertible into shares of common stock at any time at a conversion price of $1.27 per share. We subsequently registered on Form S-3 with the SEC these shares of common stock issuable upon conversion; which registration became effective on June 22, 2012. We also entered into an Amendment to Warrant with ABBTV in January 2011, pursuant to which we agreed to lower the exercise price of the warrant issued to ABBTV from $4.91 per share to $2.50 per share.

In connection with the transactions contemplated by the Convertible Note Purchase Agreement, we amended and restated the agreements that we entered into with ABB Inc. in January of 2011. The amended and restated agreement further defines our relationship with ABB Inc. and establishes the terms upon which we and ABB Inc. (and our respective affiliates) will cooperate to develop and manufacture next generation electrical vehicle charging systems. We also entered into a Blink License Agreement granting ABB Inc. and its affiliates a non-exclusive license to use our Blink application platform interface in the ABB electric vehicle charging system products that ABB or its affiliates market and sell in the North American market. We received a $5,000,000 payment as consideration for the license.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of McGladrey & Pullen, LLP (“McGladrey”) as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2012.  Our Board has endorsed the selection of McGladrey, who has been serving us in this capacity since September 1, 2010.  The Board expects that representatives of McGladrey will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Your ratification of the Audit Committee’s selection of McGladrey is not required because the Audit Committee has responsibility for selection of our independent registered public accounting firm.  However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey, but may retain McGladrey. The Audit Committee will also consider your vote on this proposal when selecting our independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may change the selection at any time during the year if it determines that such change would be in the best interests of ECOtality and its stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2012.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountants. The services and fees must be deemed compatible with the maintenance of such accountants' independence, including compliance with SEC rules and regulations.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is made up solely of independent directors, as defined in the applicable SEC and NASDAQ rules, and operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. McGladrey & Pullen, LLP, acting as our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically meets with McGladrey, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

In this context, the Audit Committee hereby reports as follows:

(1)	The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2011.

(2)	The Audit Committee has discussed with McGladrey the matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

(3)	The Audit Committee has received from McGladrey the written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with such firm its independence from the company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC. The Audit Committee also selected McGladrey as ECOtality’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The Board is recommending that the stockholders ratify this selection at the Annual Meeting.

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Submitted by the Audit Committee:

David Kuzma, Chairman

Daryl Magana

Kevin Cameron

Audit Committee Pre-Approval Policy

The Company’s independent auditor pre-approval policy provides for an annual process through which the Audit Committee evaluates the nature and scope and estimated cost of the audit prior to commencement of the audit.

The Audit Committee also evaluates audit-related, tax and other services that are proposed, along with the anticipated cost of such services. Requests for pre-approvals are presented to the Audit Committee at the time of the committee’s regularly scheduled meetings, or on an as-needed basis. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit related and non-audit related services to be performed by the Company’s independent auditors on an as-needed basis. Such pre-approvals are reported to the full Audit Committee at its next regularly scheduled meeting.

Principal Accountant Fees and Services

The following table sets forth the fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories including related expenses:

Services	2011	2010
Audit Fees	$471,000	$298,000

Audit-related fees	51,000	17,500

Tax fees	32,000	23,000

All other fees	-	-

Total fees	$554,000	$338,500

Audit fees include services rendered for the audit of our annual financial statements and the review of our quarterly financial statements. Audit-related fees include services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees. Tax fees include services rendered in connection with tax preparation, compliance, advice and assistance.

EXPENSES OF SOLICITATIONS

The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company.

MISCELLANEOUS MATTERS

Annual Report

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2011, is being distributed to all stockholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC.

Proposals of Stockholders

Stockholder Proposals for Inclusion in Next Year's Proxy Statement. Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the Proxy Statement relating to our 2013 Annual Meeting of Stockholders, proposals of stockholders must be received at our principal executive offices no later than 120 calendar days prior to the anniversary of the date of the proxy statement for our 2012 Annual Meeting and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

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Stockholder Proposals for Presentation at Next Year's Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2013 Annual Meeting of Stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our Bylaws. Our Bylaws require notice with respect to the 2013 Annual Meeting no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the 2012 Annual Meeting; provided, however, that in the event that the 2013 Annual Meeting is advanced by more than 30 days or delayed by more than 70 days from the first anniversary of the 2012 Annual Meeting, then the notice must be received no later than ten days following the day the notice of the 2013 Annual Meeting was made or public disclosure was made. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2013 Annual Meeting. In addition, our Bylaws include other requirements for nomination of candidates for director and proposals of other business.

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PROXY

ECOtality, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECOTALITY, INC.

The undersigned hereby appoints H. Ravi Brar with full power of substitution, and hereby authorizes him to represent and to vote, as designated below, all the shares of common stock of ECOtality, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Post Montgomery Center, 120 Kearny Street, Suite 30, San Francisco, CA  94104, on November 28, 2012, at 2:00 p.m. local time, and at any and all adjournments or postponements thereof, as follows:

1.	Election of Directors:

Nominees:	For	Withhold Authority

1a. H. Ravi Brar	☐	☐

1b. Dave Kuzma	☐	☐

1c. Daryl Magana	☐	☐

1d. Enrique Santacana	☐	☐

1e. Andrew Tang	☐	☐

1f. E. Slade Mead	☐	☐

1g. Kevin Cameron	☐	☐

2.    To ratify the selection of McGladrey & Pullen LLP as the independent registered public accounting firm to audit ECOtality’s financial statements for the fiscal year ending December 31, 2012.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed above.  If no direction is given, this Proxy will be voted FOR the election of the nominees listed above and FOR proposal 2.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

- OR -

TO VOTE ONLINE GO TO THE WEBSITE BELOW

https://secure.corporatestock.com/vote.php

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders to Be Held on November 28, 2012. The Proxy Statement and 2011 Annual Report on Form 10-K are available at www.ecotality.com.

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(continued from reverse side)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting.   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 18, 2012.

Dated: ________________________

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date, and return this Proxy promptly using the enclosed envelope.  If your address is incorrectly shown, please print changes.

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